UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2015

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2015, Carter Validus Mission Critical REIT II, Inc. (the “Company”), through a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP (“CVOP II”), the Company’s operating partnership, entered into an Assignment of Purchase Agreement with Carter Validus Properties II, LLC (“Assignor”), an affiliated entity of the Company, whereby CVOP II assumed, and Assignor assigned all of Assignor’s right, title and interest in a Purchase Agreement (as amended, the “Purchase Agreement”) with Webster Rehab, LP, a Texas limited partnership (the “Seller”), which is not affiliated with the Company, its advisor or its affiliates, for the purchase of 100% of the fee simple interest in an approximately 53,514 rentable square foot healthcare property, located in the Houston-The Woodlands-Sugar Land, Texas metropolitan statistical area, for a purchase price of $25,719,927, plus closing costs. An affiliate of Assignor originally entered into the Purchase Agreement with Seller on April 30, 2014, and subsequently assigned its right, title and interest in the Purchase Agreement to Assignor pursuant to an Assignment of Purchase Agreement dated October 13, 2014. The material terms of the agreements discussed above are not complete and are qualified in their entirety by the Purchase Agreement, as amended, and the Assignment of Purchase Agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement, dated April 30, 2014, by and between Webster Rehab, LP and Carter Validus Properties, LLC.

10.2	First Amendment to Purchase Agreement, dated May 8, 2014, by and between Webster Rehab, LP and Carter Validus Properties II, LLC.

10.3	Assignment of Purchase Agreement, dated October 13, 2014, by and between Webster Rehab, LP, Carter Validus Properties, LLC and Carter Validus Properties II, LLC.

10.4	Assignment of Purchase Agreement, dated June 5, 2015, by and between Carter Validus Properties II, LLC and HCII-110 EAST MEDICAL CENTER BLVD., LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: June 11, 2015	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer